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                                                                      Exhibit 12



                            Western Properties Trust
                Computation of Ratio of Earnings to Fixed Charges

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                                                            ------------------------------------------------------------------
                                                                                 Year ended December 31,
                                                            ------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                   1999         1998        1997         1996          1995
------------------------------------------------------------------------------------------------------------------------------
Net income..............................................          $19,814      $13,616     $12,880       $12,231      $10,304
Fixed charges - interest and amortization of loan fees..           14,325       13,414      11,511        11,289       11,537
                                                                  -------      -------     -------       -------      -------
Earnings before interest and amortization of loan fees..          $34,139      $27,030     $24,391       $23,520      $21,841
                                                                  -------      -------     -------       -------      -------
                                                                  -------      -------     -------       -------      -------
Fixed charges - interest capitalized....................            1,307          275          12           128           29
                                                                  -------      -------     -------       -------      -------
                                                                                   ---          --                         --
Total fixed charges.....................................          $15,632      $13,689     $11,523       $11,417      $11,566
                                                                  -------      -------     -------       -------      -------
                                                                  -------      -------     -------       -------      -------
Ratio of earnings to fixed charges......................             2.18         1.97        2.12          2.06         1.89
                                                                  -------      -------     -------       -------      -------
                                                                  -------      -------     -------       -------      -------

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